United States
Securities And Exchange Commission

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2005 (July 7, 2005)

Medical Properties Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation or organization)	001-32559 (Commission File Number)	20-0191742 (I.R.S. Employer Identification No.)

1000 Urban Center Drive, Suite 501, Birmingham, Alabama (Address of Principal Executive Offices)	35242 (Zip Code)

(205) 969-3755
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

     On July 7, 2005, Medical Properties Trust, Inc. (the “Company”) and MPT Operating Partnership L.P. (the “Operating Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with an underwriting syndicate led by Friedman, Billings, Ramsey & Co., Inc. and J.P. Morgan Securities Inc. (the “Underwriters”) in connection with the sale of 12,066,823 shares of the Company’s common stock, par value $0.001 per share (the “Underwritten Shares”), to the Underwriters in connection with the public offering of these securities. Pursuant to the Underwriting Agreement, the Underwriters have agreed to purchase the Underwritten Shares at a price of $9.765 per share (representing a public offering price of $10.50 less an underwriting discount of $0.735 per share). The Company has granted to the Underwriters an option to purchase up to 1,810,023 additional shares of common stock (collectively with the “Underwritten Shares,” the “Shares”) to cover over-allotments, if any. The Underwriting Agreement contains customary representations and warranties by the Company and the Operating Partnership. In addition, the Underwriting Agreement contains customary indemnification and contribution provisions whereby the Company, the Operating Partnership and the Underwriters have agreed to indemnify each other against certain liabilities. The Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-11 (File No. 333-119957) originally filed with the Securities and Exchange Commission on October 26, 2004.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

1.1	Underwriting Agreement dated July 7, 2005, by and among Medical Properties Trust, Inc., MPT Operating Partnership, LP, certain selling stockholders and an underwriting syndicate led by Friedman, Billings, Ramsey & Co., Inc. and J.P. Morgan Securities Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Medical Properties Trust, Inc.

	By:	/s/ Michael G. Stewart

Executive Vice President, General Counsel and Secretary

Dated: July 8, 2005

EXHIBIT INDEX

Exhibit
Number	Description
1.1	Underwriting Agreement dated July 7, 2005, by and among Medical Properties Trust, Inc., MPT Operating Partnership, LP, certain selling stockholders and an underwriting syndicate led by Friedman, Billings, Ramsey & Co., Inc. and J.P. Morgan Securities Inc.